Exhibit 99.1

VantageMed Announces Restructuring Plans; Stock To Be Listed on Nasdaq SmallCap Market; Appoints Chief Information Officer

RANCHO CORDOVA, Calif.—(BW HealthWire)—June 14, 2002—VantageMed Corporation (NasdaqNM: VMDC) announced today restructuring plans aimed at significantly reducing its monthly cash burn while refocusing on the delivery of superior customer service and quality HIPAA compliant products.  The restructuring plan includes reevaluating all strategic development initiatives, consolidating certain operating facilities and reducing personnel by approximately 85 people or 30% of the Company’s total workforce.  The restructuring efforts should be substantially complete by September 30, 2002.  The Company expects that these actions, along with other anticipated expense reductions, will substantially decrease the Company’s monthly cash burn by the fourth quarter of 2002.

The Company also announced that the Nasdaq Listing Qualifications Panel has determined that VantageMed’s common stock will be transferred to The Nasdaq SmallCap Market from The Nasdaq National Market effective as of the open of business on June 14, 2002.  The Company’s stock will be listed on The Nasdaq SmallCap Market subject to the Company meeting certain conditions, including timely filing of all periodic SEC reports, evidencing net tangible assets of at least $2,000,000 or shareholders’ equity of at least $2,500,000 as of June 30, 2002, and demonstrating a closing bid price of at least $1.00 per share on or before September 18, 2002, and for a minimum of 10 consecutive trading days thereafter.   Additionally, because the Company has complied with Nasdaq’s requirements for filing quarterly and annual reports with the SEC, the “E” was removed from the Company’s trading symbol and its common stock will trade under the symbol “VMDC” beginning June 14, 2002.

Rich Brooks, Chairman and Chief Executive Officer, said “We’re making bold moves to improve the Company’s performance and achieve profitability.  These moves are essential to improving shareholder value and providing a platform for long-term growth.  We are committed to maintaining the highest level of customer service and to providing quality products that not only comply with HIPAA regulations but also bring additional value to our customers.  We are also pleased that our stock will continue to be listed on Nasdaq.”

In connection with the restructuring, the Company also announced the appointment of Rajiv Donde as Chief Information Officer.  Mr. Donde was previously co-founder, Chief Information Officer and EVP of AnyTime Access, an e-commerce company providing outsourced on-line and call-center based loan processing services to financial institutions nationwide, and more recently Managing Member of Brooks and Donde, LLC, providing technology and operational consulting services. Mr. Donde earned his Bachelor and Master of Arts degrees in Economics from the Delhi School of Economics, as well as, an MBA in Information Systems and Finance from Case Western Reserve University.

VantageMed will host a conference call to discuss the Company’s restructuring plans on Friday, June 21, at 8:00 am PST.  Conference call information will be announced in a separate release.

VantageMed is a provider of healthcare information systems and services distributed to over 11,000 customer sites through a national network of regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, and other healthcare providers and provider organizations.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance and/or stock price of the Company and the Company’s decisions regarding its listing options. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. Among these risks and uncertainties is the risk of failure to improve operating cash flow, the inability of the restructuring efforts to improve profitability, the possibility that the Company does not meet the exception

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criteria outlined by the Nasdaq Listing Qualifications Panel and its stock is delisted from Nasdaq, the risk of failure to increase revenues, or increase the price of the Company’s common stock. Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports on Form 10-Q and 10-K and our registration statement as amended, all on file with the SEC, and which are available from its website at www.sec.gov.

CONTACT:

VantageMed Corporation

Investor Relations

Gregory B. Hill

(916) 638-4744, ext. 213

investor@vantagemed.com

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